Exhibit 4.19

SUPPLEMENTAL LETTER

To:                              Danaos Corporation

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH 96960

6 August 2009

Loan Agreement dated 30 May 2008 (as amended and supplemented, the “Loan Agreement”) made between (i) Danaos Corporation (the “Borrower”), (ii) the banks and financial institutions listed in Schedule 1 thereto as lenders (the “Lenders”) (iii) Deutsche Bank A.G. as swap bank, and (iv) Deutsche Bank AG Filiale Deutschlandgeschäft as agent and security trustee (the “Agent”) in respect of a facility of (originally) US$180,000,000.

We refer to the Loan Agreement. Words and expressions defined in the Loan Agreement shall have the same meaning when used in this Letter.

We further refer to our recent discussions regarding your request that we consent to (inter alia) waive:

(a)                                  the application of the security cover provisions in Clause 15.1 of the Loan Agreement during the period commencing 30 June 2009 (inclusive) and ending on 1 October 2010 (inclusive) (the “Waiver Period”); and

(b)                                 the Borrower’s financial covenant set out in Clause 12.5(a) of the Loan Agreement during the Waiver Period.

We hereby confirm our approval to your request subject to the following conditions:

1                                         Amendments to Loan Agreement and Finance Documents. The arrangements in this Letter necessitate certain amendments to the Loan Agreement and we confirm that the Loan Agreement shall be amended (with effect from 30 June 2009) as follows:

(a)                                  by construing all references in the Loan Agreement to “this Agreement” and all references in the Finance Documents (other than the Loan Agreement) to the “Loan Agreement” as references to the Loan Agreement as amended and supplemented by this Letter;

(b)                                 by construing all references in the Loan Agreement and in the Finance Documents to a “Mortgage” as references to that Mortgage as amended and supplemented by the relevant Amendment Mortgage applicable thereto;

(c)                                  by adding the following definitions in Clause 1.1 thereof:

““Amendment Mortgage” means, in respect of each Mortgage, an addendum thereto executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Lenders may approve or require;

“Waiver Period” means the period commencing on 30 June 2009 (inclusive) and ending on 1 October 2010 (inclusive);”;

(d)                                 by deleting the definition of “Margin” in Clause 1.1 thereof and replacing it with the following:

““Margin” means:

(a)           during the Waiver Period, 2.00 per cent. per annum; and

(b)           at all other times, 1.50 per cent. per annum.”;

(e)           by adding a new Clause 11.21 as follows:

“11.21                Increase of share capital. The Borrower undertakes that it will use its best efforts (taking account of the prevailing conditions in the equity markets including those relevant to shipping companies) to raise capital of approximately $200,000,000 by no later than 31 December 2009.”;

(f)            by deleting Clause 12.3(b) thereof in its entirety and replacing it with the following:

“(b)         pay any dividend or make any other form of distribution at any time:

(i)            during the Waiver Period; and

(ii)           thereafter when an Event of Default has occurred and is continuing or will result from the payment of any dividend or the making of any other form of distribution;”

(g)                                 by adding the words “(other than during the Waiver Period in the case of Clause 12.5(a) below)” after the words “at all times” in the first line of Clause 12.5 thereof; and

(h)                                 by adding the words “at any time other than during the Waiver Period” after words “the Borrower” in the second line of Clause 15.1 thereof.

2                                         Conditions. Our consent to your request is subject to the following conditions:

(a)                                  documents of the kind specified in paragraphs 2, 3 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower and each Owner in connection with their execution of this Letter and each Amendment Mortgage updated with appropriate modifications to refer to this Letter;

(b)                                 an original of this Letter duly executed by the parties to it and counter-signed by each of the Owners;

(c)                                  receipt of an original of each Amendment Mortgage duly signed by the relevant Owner and evidence satisfactory to the Agent and its lawyers that the same has been registered as a valid amendment to the applicable Mortgage in accordance with the laws of Malta;

(d)                                 evidence satisfactory to the Lender that the Borrower has obtained in respect of all other Financial Indebtedness incurred by the Borrower, waivers similar to those contained in this Letter from the relevant banks and financial institutions; and

(e)                                  favourable opinions from lawyers appointed by the Agent on such matter concerning the laws of Marshall Islands, Liberia and Malta and such other relevant jurisdiction as the Agent may require.

3                                         Representations and Warranties. The Borrower represents and warrants to the Agent that:

(a)                                  the representations and warranties in Clause 10 of the Loan Agreement, as amended and supplemented by this Letter, remain true and not misleading if repeated on the date of this Letter with reference to the circumstances now existing; and

(b)                                 the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Letter remain true and not misleading if repeated on the date of this Letter with reference to the circumstances now existing.

4                                         Fees and Expenses. The Borrower will pay to the Agent on the date of this Letter, a non-refundable amendment fee of $400,000.

5                                         Notices. The provisions of Clause 28 (Notices) of the Loan Agreement shall apply as if they were expressly incorporated herein.

6                                         Governing law. This Letter shall be governed by and construed in accordance with English law and the provisions of Clause 30 (Law and Jurisdiction) of the Loan Agreement shall apply to this Letter as if they were expressly incorporated herein

Unless amended by the terms of this Letter, the provisions of the Loan Agreement and the other Finance Documents shall remain in full force and effect.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance and acknowledgement below.

Yours faithfully

/s/ Vassiliki Georgopoulos
VASSILIKI GEORGOPOULOS
for and on behalf of
DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHÄFT
(in its capacity as Agent for and on behalf of
all the Lenders and the other Creditor Parties)

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms of the same.

/s/ Iraklis Prokopakis
IRAKLIS PROKOPAKIS
for and on behalf of
DANAOS CORPORATION

Date: 6 August 2009

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Letter and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

/s/ Efstathios Sfyris	/s/ Zoe Lappa
EFSTATHIOS SFYRIS	ZOE LAPPA
for and on behalf of	for and on behalf of
DANAOS SHIPPING CO. LTD.	BAYVIEW SHIPPING INC.

/s/ Zoe Lappa	/s/ Zoe Lappa
ZOE LAPPA	ZOE LAPPA
for and on behalf of	for and on behalf of
CHANNELVIEW MARINE INC.	BALTICSEA MARINE INC.

Date: 6 August 2009

SUPPLEMENTAL LETTER

To:                              Danaos Corporation

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH 96960

15 December 2009

Loan Agreement dated 30 May 2008 (as amended and supplemented, the “Loan Agreement”) made between (i) Danaos Corporation (the “Borrower”), (ii) the banks and financial institutions listed in Schedule 1 thereto as lenders (the “Lenders”) (iii) Deutsche Bank AG as swap bank, and (iv) Deutsche Bank AG Filiale Deutschlandgeschäft as agent and security trustee (the “Agent”) in respect of a facility of (originally) US$180,000,000.

We refer to the Loan Agreement. Words and expressions defined in the Loan Agreement shall have the same meaning when used in this Letter.

We further refer to the supplemental letter agreement dated 6 August 2009 (the “Supplemental Letter”) which amended and supplemented the Loan Agreement.

Pursuant to discussions between us we have agreed to vary the application of the security cover provisions in clause 15.1 of the Loan Agreement so that the application of such provisions is no longer waived during the period commencing on 1 October 2009 and ending on the last day of the Waiver Period (“Reduced Percentage Period”) as referred to in the Supplemental Letter but instead the security cover requirement will be reduced from 125 per cent. to 85 per cent. during the Reduced Percentage Period.

1                                         Amendments to Loan Agreement and Finance Documents. The arrangements in this Letter necessitate certain amendments to the Loan Agreement and we confirm that the Loan Agreement shall be amended (with effect from 1 October 2009) as follows:

(a)                                  by construing all references in the Loan Agreement to “this Agreement” and all references in the Finance Documents (other than the Loan Agreement) to the “Loan Agreement” as references to the Loan Agreement as amended and supplemented by this Letter;

(b)                                 by deleting the words “at any time other than during the Waiver Period” after words “the Borrower” in its entirety in the second line of Clause 15.1 thereof and replacing it with the following:

“at any time other than during the period commencing on 30 June 2009 and ending on 30 September 2009,”;

(c)                                  by deleting the reference to “125 per cent.” in Clause 15.1 thereof and replacing it with “the Relevant Percentage”; and

(d)                                 by adding at the end of Clause 15.1 thereof the following new paragraph:

“In this Clause 15.1, “Relevant Percentage” means during the period commencing on 1 October 2009 and ending on the last day of the Waiver Period, 85 per cent. and at all other times 125 per cent.”.

2                                         Conditions. The amendments to the Loan Agreement set out in paragraph 1 are subject to the following conditions:

(a)                                  documents of the kind specified in paragraphs 2, 3 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower and each Owner in connection with their execution of this Letter updated with appropriate modifications to refer to this Letter;

(b)                                 an original of this Letter duly executed by the parties to it and counter-signed by each of the Owners; and

(c)                                  favourable opinions from lawyers appointed by the Agent on such matter concerning the laws of Marshall Islands, Liberia and Malta and such other relevant jurisdiction as the Agent may require.

3              Representations and Warranties. The Borrower represents and warrants to the Agent that:

(a)                                  the representations and warranties in Clause 10 of the Loan Agreement, as amended and supplemented by this Letter, remain true and not misleading if repeated on the date of this Letter with reference to the circumstances now existing; and

(b)                                 the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Letter remain true and not misleading if repeated on the date of this Letter with reference to the circumstances now existing.

4                                         Notices. The provisions of Clause 28 (Notices) of the Loan Agreement shall apply as if they were expressly incorporated herein.

5                                         Governing law. This Letter shall be governed by and construed in accordance with English law and the provisions of Clause 30 (Law and Jurisdiction) of the Loan Agreement shall apply to this Letter as if they were expressly incorporated herein

Unless amended by the terms of this Letter, the provisions of the Loan Agreement and the other Finance Documents shall remain in full force and effect.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance and acknowledgement below.

Yours faithfully

/s/ Maria-Chryssoula Karpida
MARIA-CHRYSSOULA KARPIDA
for and on behalf of
DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHÄFT
(in its capacity as Agent for and on behalf of
all the Lenders and the other Creditor Parties)

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We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms of the same.

/s/ John Coustas
JOHN COUSTAS
for and on behalf of
DANAOS CORPORATION

Date: 15 December 2009

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Letter and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

/s/ Efstathios Sfyris	/s/ Zoe Lappa
EFSTATHIOS SFYRIS	ZOE LAPPA
for and on behalf of	for and on behalf of
DANAOS SHIPPING CO. LTD.	BAYVIEW SHIPPING INC.

/s/ Zoe Lappa	/s/ Zoe Lappa
ZOE LAPPA	ZOE LAPPA
for and on behalf of	for and on behalf of
CHANNELVIEW MARINE INC.	BALTICSEA MARINE INC.

Date: 15 December 2009

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